UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Oyster Point Boulevard, Suite 9A, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.10 par value	VXRT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..

On April 13, 2020, our board of directors appointed Andrei Floroiu to serve on our board of directors, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. Our board of directors has determined that Mr. Floroiu meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended.

Andrei Floroiu is a senior advisor to the chief executive officer of Agenus Inc., a biotechnology company focused on immunotherapy including immuno-oncology, since 2015. From 2012 to 2015, Mr. Floroiu was a Managing Director of Exigo Capital Corp., where he provided strategic, financial and operational advice to companies undergoing significant transformational and strategic transactions. From 2010 to 2012, Mr. Floroiu served as the founder and president of Fly for MS, a charity to raise global awareness for Multiple Sclerosis. From 2004 to 2008, he served as a principal for The Invus Group, a private equity investment firm. He holds an MBA in Finance from The Wharton School, University of Pennsylvania, a Master of Science in Computer Engineering from the University of Maryland and a Bachelor of Science in Computer Engineering from the Universitatea Politehnica in Bucharest, Romania.

Mr. Floroiu will be entitled to receive cash and equity compensation in accordance with our non-employee director compensation policy. Pursuant to the policy, he will receive a pro rata portion of an annual cash retainer for serving on the board of directors ($40,000) and a pro rata portion of an annual cash retainer for serving as a member of the audit committee ($7,500), compensation committee ($5,000) and nominating and corporate governance committee ($4,000), as the case may be. Retainers are paid on a quarterly basis in the first week of the following quarter. Mr. Floroiu was not appointed to serve on a committee of the board of directors, although it is anticipated that he may be appointed to one or more committees at a later date.

On April 13, 2020, the board of directors, upon recommendation of the compensation committee, approved a grant of time-based stock options to Mr. Andrei Floroiu covering a total of 54,720 shares, which shall vest in three equal annual installments over three years, which shall only be exercisable if stockholders approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares reserved thereunder, and shall have a per share exercise price equal to the closing price of the shares on April 13, 2020.

Mr. Floroiu also entered into our standard form of indemnification agreement, the form of which is filed as Exhibit 10.3 to our Current Report on Form 8-K (File No. 001-35285) filed with the U.S. Securities and Exchange Commission on February 20, 2018.

There are no arrangements or understandings between Mr. Floroiu and any other persons, pursuant to which he was appointed as a member of our board of directors. There are no family relationships between Mr. Floroiu and any of our directors or executive officers. Mr. Floroiu is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: April 14, 2020
	By:	/s/ Wouter W. Latour, M.D.
Wouter W. Latour, M.D.
President and Chief Executive Officer